Sub-Item 77Q1(e)
Copies of any new or amended Registrant investment advisory contracts:

Investment Advisory Agreement between JPMorgan Trust I and Security Capital
Research & Management Incorporated for the Security Capital U.S. Core Real Estate
Securities Fund. Incorporated herein by reference to the Registrant's Registration
Statement as filed with the Securities and Exchange Commission on October 27, 2011
(Accession Number 0001193125-11-282286).

Form of Subadvisory Agreement between J.P. Morgan Investment Management Inc. and
JF International Management Inc. for the JPMorgan Asia Pacific Focus Fund.
Incorporated herein by reference to the Registrant's Registration Statement as filed with the Securities and Exchange Commission on October 27, 2011 (Accession Number
0001193125-11-282286).